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Company                                                                State Incorporated
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
HealthCor, Inc.                                                        Delaware
HealthCor Pharmacy, Inc.                                               Texas
HealthCor Oxygen and Medical Equipment Holdings, Inc.                  Texas
HealthCor Oxygen and Medical Equipment, Inc.                           Texas
HealthCor Rehabilitation Services, Inc.                                Texas
Ponca Medical Supply, Inc.                                             Oklahoma
Physicians Home Health Network, Inc.                                   Missouri
McDuffies Rental, Inc.                                                 Texas
RTA Homecare, Inc.                                                     Arizona
RTA Infusion, Inc.                                                     Arizona
Specialty Med-Equip Inc.                                               Texas
Superior Med-Equip Inc.                                                Texas
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